EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of InrobTech Ltd. (the "Company") on Form 10-KSB for the fiscal year ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof ("Report"), I, Ben-Tsur Joseph, Chief Executive Officer and Chief Financial of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 20, 2007

____/s/_______________
Ben-Tsur Joseph
Chief Executive Officer and
Chief Financial Officer